THE WASHINGTON POST COMPANY
1150 15TH STREET, N.W.
WASHINGTON, D.C. 20071
(202) 334-6662

Contact: Rima Calderon    For Immediate Release
	 (202) 334-6617   January 18, 2007

THOMAS S. GAYNER ELECTED A DIRECTOR OF THE WASHINGTON
POST COMPANY

WASHINGTON The Washington Post Company (NYSE: WPO) announced today that Thomas S. Gayner has been elected to the Board of Directors. His election increases the Companys Board to ten members.

Gayner is executive vice president and chief investment officer of Markel Corporation, a publicly traded insurance holding company headquartered in Glen Allen, VA. Markel writes specialty insurance for three market segments:
the Excess and Surplus Lines Market, the Specialty
Admitted Market and the London Insurance Market. The specialty insurance market provides coverage for hard-to-place risks that do not fit the underwriting criteria of standard carriers.

Since 1990, Gayner has served as president of Markel
Gayner Asset Management; he also served as a director of Markel Corporation from 1998 to 2003. Previously he had been a certified public accountant at PricewaterhouseCoopers and a vice president of Davenport & Company of Virginia.

Gayner received a B.S. degree in commerce in 1983 from the McIntire School at the University of Virginia.

Gayner serves on the Board of Directors of The
Davis Funds in New York City and First Market Bank in Richmond, VA.

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